Exhibit 10.13

          AGREEMENT, made as of January 1, 1998, by and between Greenstone Roberts Advertising, Inc., a New York corporation (the "Corporation"), and Ronald M. Greenstone, an individual residing at 2470 N.W. 46th Street, Boca Raton, Florida 33431 (the "Executive").

                              W I T N E S S E T H :

          WHEREAS, the Corporation desires to employ the Executive, and the Executive is agreeable to accepting such employment, under the terms of this Agreement;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree to as follows:

          1. The Corporation employs the Executive, and the Executive agrees to serve the corporation, for a period of three (3) years commencing on January 1, 1998 and ending at 12:00 midnight on the third anniversary thereof (the "First Termination Date"), and from year to year thereafter unless the period of employment hereunder shall be terminated by either party giving at least six (6) months' prior written notice of termination to the other party specifying the date of termination. Each of the initial term of this Agreement and the renewal periods thereof is referred to herein as a "Period of Employment." Such termination date shall be either the First Termination Date or an anniversary date of the First Termination Date and termination shall be effective on the date specified in such notice.

          2. During the period of employment hereunder, the Executive shall be employed by the corporation as the Chairman of the Board and Chief Executive Officer of the Corporation, and, except as hereinafter provided, shall devote his full business time and efforts to the business and affairs of the Corporation, use his best efforts to promote the business of the Corporation, hold the offices in the Corporation to which from time to time he may be elected or appointed, and perform such executive duties as shall be assigned to him by the Board of Directors of the Corporation, provided they are at least of the same degree of responsibility as the duties being performed by the Executive contemporaneously with the execution of this Agreement. In connection with the performance of his duties hereunder, the Executive from time to time may be required to travel both within and outside of the United States of America. The Executive shall be reimbursed for all travel and other expenses incidental to the performance of services hereunder in accordance with the usual practices of the Corporation. The Executive shall be entitled to vacations in accordance with the Corporation's existing vacation policy and the Corporation shall provide the Executive with reasonable perquisites suitable to the office in the Corporation which he holds. The Corporation agrees that, consistent with the foregoing, the Executive may devote such time and attention as is reasonably necessary to his personal and financial affairs.

          3. (a) The Corporation shall compensate the Executive for the services to be rendered by him hereunder, including all services to be rendered as an officer or director of the Corporation, by paying the Executive a salary at the rate of not less than Two Hundred Seventy-five Thousand ($275,000.00) Dollars. Such salary shall be payable in accordance with the usual salary payment practices of the Corporation or as otherwise determined by the Board of Directors.

          For each fiscal year ending October 31st in which the Executive is employed, he shall receive as an additional incentive compensation in the sum of ten (10%) percent of all pre-tax earnings, the dollar amount of which shall be determined by the Corporation's auditors which shall be binding upon the Corporation and the Executive. If the Executive's employment shall terminate on a date other than October 31st, then the Executive's share of the bonus pool shall be pro-rated for that portion of the year the Executive has rendered service.

          The Board of Directors of the Corporation annually shall review the services rendered by the Executive and, in its sole discretion, may award the Executive bonus compensation for the services rendered during the year under review. The Board of Directors of the corporation also shall review the salary of the Executive at least annually. Nothing herein contained shall prevent the Board of Directors of the Corporation from prospectively increasing the salary or other compensation of the Executive during the period of employment hereunder.

          (b) In the event the Executive is terminated by the Corporation (a "Cessation of Employment") otherwise than for "cause" (as hereinafter in Paragraph 6 defined), or in the event a contract of employment is not renewed upon terms mutually acceptable to the Corporation and the Executive:

                           (i) The Corporation shall within five (5) days of
the Cessation of Employment pay to the Executive in one lump sum as a special severance and termination payment an amount equal to the annual salary then being paid to the Executive pursuant to the provisions of Paragraph 3 (a); and

                           (ii) For the entire remaining portion of the then
current Period of Employment, the Corporation shall continue to pay to the Executive the salary then being paid by the Corporation to the Executive pursuant to the provisions of Paragraph 3 (a) prior to the date of the Cessation of Employment;

                           (iii) For the entire remaining portion of the
then current Period of Employment, the Executive shall continue to be eligible to, and shall participate in, all employee benefit programs of the Corporation in which the Executive participated prior to the date of the Cessation of Employment including, without limitation, all savings, life, accident, medical and dental insurance plans and programs; and the Executive shall be entitled to make whatever elections may be available to him with respect to his interests in savings and comparable plans.

          4. In the event of the Executive's death during the term hereof, this Agreement shall terminate on the date of death of the Executive.

          5. While employed hereunder, the Executive shall not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, lender, officer or director of a corporation (other than the Corporation), or as an employee or agent of, or consultant to, any person, partnership or corporation (other than the Corporation), or in any capacity on behalf of any trust or other organization or entity, any business in competition with (as defined in Paragraph 6) any business then carried on by the Corporation as long as any like business is carried on by the Corporation or by any person, corporation, partnership, trust or other organization or entity deriving title to the good will of such business, directly or indirectly, from the Corporation; provided, however, that nothing herein contained shall prevent the Executive from purchasing securities of any publicly-owned company, the securities of which are listed on a national securities exchange or registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended, but the total holding f any such security so listed or registered shall be limited to one (1%) percent of the amount of any such security outstanding. The Executive may make investments, without restriction on amount, in non-competitive private businesses.

          6. To induce the Corporation to execute and deliver this Agreement, and to protect the trade secrets of the business of the Corporation, the Executive hereby covenants and agrees that if the Executive shall terminate his employment hereunder in breach of this Agreement, or if his employment is terminated by the Corporation for cause (as hereinafter defined), then for a period of twelve (12) months from the effective date of termination of the period of employment hereunder, the Executive will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, lender, officer or director of a corporation, or as an employee or agent of, or consultant to, any person, partnership or corporation, or in any capacity on behalf of any trusts or other organization or entity, any business with or for any person or entity which at any time during the twenty-four (24) months preceding the date of termination of this Agreement was a client of Corporation in competition with any business then carried on by the Corporation; provided, however, that nothing herein contained shall prevent the Executive from purchasing securities of any publicly-owned company, the securities of which are listed on a national securities exchange or are registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended, but the total holding of any such securities so listed or registered shall be limited to one (1%) percent of the amount of any such security outstanding. Nothing contained herein shall prevent the Executive from purchasing or otherwise beneficially owning, without restriction on amount, any securities issued by the Corporation. The term "in competition with" as used in this Agreement shall mean a business which is conducted anywhere within the United State or in other ares in the world where the Corporation then carries on business and which is substantially similar in whole or in part of the business then conducted by the Corporation.

          For the purposes of this Paragraph 6, the term "for cause" shall mean, and be limited exclusively to, the following actions by the Executive: actual (as distinguished from statutory) fraud; misappropriation of funds or property of the Corporation for his own use; embezzlement of the Corporation's property; or a material and intentional breach by Executive of the provisions to be performed by him of paragraph 2, 7 or 9 of this Agreement. A mere allegation by the Corporation shall not be sufficient; the burden of proving that a termination is "for cause" shall be on the Corporation. It is specifically agreed that "cause" shall not include any act of a commission or omission by the Executive in the exercise of Executive's business judgement as a senior executive of the Corporation or a member of the Board of Directors of the Corporation.

          7. The Executive agrees that any and all systems, work- in-progress, inventions, discoveries, improvements, processes, compounds, formulae, patents, copyrights and trademarks, made, discovered or developed by him, solely or jointly with others, or otherwise, during the period of his employment by the Corporation, and which may be useful in or relate to any business of the Corporation, shall be fully disclosed by the Executive to the Board of Directors of the Corporation, and shall be the sole and absolute property of the Corporation, and the Corporation will be the sole and absolute owner thereof. The Executive agrees that at all times, both during his employment and after the termination of his employment, he will keep all of the same secret from everyone except the Corporation and will disclose the same to no one except as required for the business of the Corporation or unless otherwise authorized in writing by the Board of Directors or the Chairman of the Board of Directors of the Corporation, unless such information shall have become public knowledge or shall have become known generally to competitors through sources other than the Executive.

          8. The Executive agrees, at the request of the Corporation, to make application in due form for United States Letters Patent and foreign Letters Patent on any of said systems, inventions, discoveries, improvements, processes, compounds and formulae, and to assign to the Corporation all of his right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or any patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts necessary, or which the Corporation may deem desirable, in connection with such application of letters Patent, to establish and perfect int he Corporation the entire right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or patents thereon or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred at the request of the Corporation in connection with any action taken by the Executive pursuant to this paragraph 8, shall be borne by the Corporation.

          9. The Executive agrees that, during or after the termination of this Agreement, he shall not divulge, furnish or make accessible to any person, corporation, partnership, trust or other organization or entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Corporation without the prior written consent of the Corporation, unless such information shall have become public knowledge or shall have become known generally to competitors of the Corporation through sources other than the Executive.

          10. The Executive shall be entitled to participate in the life insurance, dental, 401(k) and major medical group plans of the Corporation, and in each other employee benefit plan that the corporation has or may establish and maintain for the benefit of the employees of the Corporation.

          11. The Executive agrees that the Corporation may procure life insurance on the life of the Executive, in such amount as the Corporation may deem appropriate, with the Corporation named as the sole beneficiary under such policy or policies. The Executive agrees that upon request from the Corporation, he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

          12. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation.

          13. This Agreement sets forth the entire Agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them concerning the subject matter hereof. No variation hereof shall be deemed valid unless in writing and signed by the party to be bound thereby and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by both parties. No waiver by a party of any breach by the other party of any provision or condition of this Agreement by him or its to be performed shall be deemed a waiver of the breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.

          14. All notices relating to this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally, against appropriate receipt, or when mailed in any general or branch office of the United States Postal Service, by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of the other party hereinbefore set forth, or to such changed address as the other party may fix by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

          15. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Corporation's assets and business or with or into which the Corporation may be consolidated or merged, and the Executive his heirs, executors, administrators and legal representative, provided that the obligations of the Executive hereunder may not be delegated.

          16. If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

          17. This Agreement shall be governed by the laws of the State of New York governing contracts made to be performed in such State without giving effective to principles of conflicts of law.

          18. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


GREENSTONE ROBERTS ADVERTISING, INC.

By: ____________________________          _____________________________
    Name:  Anthony V. Curto               Ronald Greenstone
    Title: Secretary